CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 15, 2014, relating to the consolidated financial statements of Net Element, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Miami, Florida

April 21, 2014